SCHEDULE 14A INFORMATION`

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant   |X|
Filed by a party other than the Registrant   |_|


Check the appropriate box:
|_|      Preliminary Proxy Statement
|_|      Confidential, For Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))
|_|      Definitive Proxy Statement
|_|      Definitive Additional Materials
|X|      Soliciting Material Under Rule 14a-12


                               MAYTAG CORPORATION
                   ------------------------------------------
                (Name of Registrant as Specified In Its Charter)

         --------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|      No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

              (1) Title of each class of securities to which transaction applies:

                      ----------------------------------------------------------
              (2)
                      ----------------------------------------------------------
                      Aggregate number of securities to which transaction applies:

                      ----------------------------------------------------------

              (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                      ----------------------------------------------------------
              (4)     Proposed maximum aggregate value of transaction:

                      ----------------------------------------------------------

              (5)    Total fee paid:

                     -----------------------------------------------------------

|_| Fee paid previously with preliminary materials.


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|_|      Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

              (1)     Amount Previously Paid:
                      ----------------------------------------------------------
              (2)     Form, Schedule or Registration Statement No.:
                      ----------------------------------------------------------
              (3)     Filing Party:
                      ----------------------------------------------------------
              (4)     Date Filed:
                      ----------------------------------------------------------








WHIRLPOOL CONTACTS:                                  MAYTAG CONTACTS:
MEDIA                                                MEDIA
D. Jeffrey Noel, (269) 923-0107                      Karen Lynn, (641) 787-8185
D_Jeffrey_Noel@Whirlpool.com                         klynn2@maytag.com

INVESTORS
Larry Venturelli, (269) 923-4678                    John Daggett, (641) 787-7711
Larry.Venturelli@Whirlpool.com                      John.Daggett@maytag.com




               SECURITIES AND EXCHANGE COMMISSION CLEARS WHIRLPOOL
                         CORPORATION SHARE REGISTRATION

     MAYTAG CORPORATION SHAREHOLDER VOTE ON WHIRLPOOL CASH-SHARE ACQUISITION

                             NOW SET FOR DECEMBER 22



BENTON HARBOR, MICH., AND NEWTON, IOWA - NOVEMBER 21, 2005 - Whirlpool Corporation (NYSE: WHR) and Maytag Corporation (NYSE:MYG) today announced that the Securities and Exchange Commission (SEC) has declared effective Whirlpool's registration statement on Form S-4 covering the share portion of the consideration to be issued to Maytag's stockholders upon completion of the proposed merger. Tomorrow, Maytag will commence mailing to its stockholders the definitive proxy statement/prospectus contained in the registration statement for use at its special stockholder meeting.
         Maytag is moving its special stockholder meeting from December 16, 2005, to December 22, 2005, in order to allow for sufficient notification to stockholders following the SEC clearance process. Maytag stockholders of record as of Nov. 2, 2005, will be eligible to vote on the transaction.
         The stockholder meeting is now set to begin at 10:30 a.m. in Newton, Iowa. If the merger is completed, Maytag stockholders will be entitled to receive for each share of Maytag common stock, approximately $21 in value, comprised of $10.50 in cash and between 0.1144 and 0.1398 of a share of Whirlpool common stock, depending on the volume weighted average trading prices of Whirlpool common stock during a 20-day trading period ending shortly prior to completion of the merger.


ABOUT WHIRLPOOL CORPORATION
Whirlpool Corporation is a global manufacturer and marketer of major home appliances, with annual sales of over $13 billion, 68,000 employees, and nearly 50 manufacturing and technology research centers around the globe. The company markets Whirlpool, KitchenAid, Brastemp, Bauknecht, Consul and other major brand names to consumers in more than 170 countries. Additional information about the company can be found at www.whirlpoolcorp.com.


ABOUT MAYTAG CORPORATION
Maytag Corporation is a $4.8 billion home and commercial appliance company focused in North America and in targeted international markets. The corporation's primary brands are Maytag(R), Hoover(R), Jenn-Air(R), Amana(R), Dixie-Narco(R) and Jade(R).



WHIRLPOOL ADDITIONAL INFORMATION:
This document contains forward-looking statements that speak only as of this date. Whirlpool disclaims any obligation to update these statements. Forward-looking statements in this document include, but are not limited to, statements regarding expected earnings per share, cash flow, and material and oil-related costs for the full year 2005, as well as expectations as to the closing of the proposed merger with Maytag Corporation. Many risks and uncertainties could cause actual results to differ materially from Whirlpool's forward-looking statements. Among these factors are: (1) intense competition in the home appliance industry reflecting the impact of both new and established global, including Asian and European, manufacturers and the strength of trade customers; (2) Whirlpool's ability to continue its strong relationship with Sears Holding Corporation in North America (accounting for approximately 17% of Whirlpool's 2004 consolidated net sales of $13 billion) and other significant trade customers, and the ability of these trade customers to maintain or increase market share; (3) the impact of general economic factors on demand for Whirlpool's products, such as gross domestic product, consumer interest rates, consumer confidence, retail trends, housing starts, sale of existing homes, and the level of mortgage refinancing; (4) the ability of Whirlpool to achieve its business plans, including productivity improvements, cost control, leveraging of its global operating platform and acceleration of the rate of innovation; (5) fluctuations in the cost of key materials (including steel, oil, plastic resins, copper and zinc) and components and the ability of Whirlpool to offset cost increases; (6) the ability of suppliers of critical parts, components and manufacturing equipment to deliver sufficient quantities to Whirlpool in a timely and cost-effective manner; (7) changes in market conditions, health care cost trends and pending regulation that could increase future funding obligations for pension and post-retirement benefit plans; (8) the cost of compliance with environmental and health and safety regulation, including new regulations in Europe regarding appliance disposal; (9) potential exposure to product liability claims, including the outcome of Whirlpool's previously-announced investigation of a supplier-related quality and potential product safety problem that may affect up to 3.5 million appliances manufactured between 2000 and 2002; (10) the impact of labor relations; (11) Whirlpool's ability to obtain and protect intellectual property rights; (12) the ability of Whirlpool to manage foreign currency and its effective tax rate; (13) global, political and/or economic uncertainty and disruptions, especially in Whirlpool's significant geographic markets, including uncertainty and disruptions arising from natural disasters, including possible effects of recent U.S. hurricanes, or terrorist activities; and (14) risks associated with operations outside the U.S. Other such factors relate to Whirlpool's pending merger with Maytag Corporation, including (1) the ability of Whirlpool and Maytag to satisfy the conditions to closing (including Maytag shareholder approval and regulatory approval) and timing of the process; (2) the effect on Maytag's business of the pending transaction; and (3) in the event the merger is completed, Whirlpool's ability to integrate the business of Maytag on a timely basis and realize the full anticipated benefits of the merger within the current estimate of costs.


MAYTAG ADDITIONAL INFORMATION:
This document includes statements that do not directly or exclusively relate to historical facts. Such statements are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may include statements regarding benefits of the proposed transactions, expected cost savings and anticipated future financial operating performance and results, including estimates of growth. These statements are based on the current expectations of management of Maytag. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this document. For example, with respect to the transaction with Whirlpool (1) Maytag may be unable to obtain shareholder approval required for the transaction; (2) conditions to the closing of the transaction may not be satisfied or the merger agreement may be terminated prior to closing; (3) Maytag may be unable to obtain the regulatory approvals required to close the transaction, or required regulatory approvals may delay the transaction or result in the imposition of conditions that could have a material adverse effect on Maytag or cause the parties to abandon the transaction; (4) Maytag may be unable to achieve cost-cutting goals or it may take longer than expected to achieve those goals; (5) the transaction may involve unexpected costs or unexpected liabilities; (6) the credit ratings of Maytag or its subsidiaries may be different from what the parties expect; (7) the businesses of Maytag may suffer as a result of uncertainty surrounding the transaction; (8) the industry may be subject to future regulatory or legislative actions that could adversely affect Maytag; and (9) Maytag may be adversely affected by other economic, business, and/or competitive factors. Additional factors that may affect the future results of Maytag are set forth in its filings with the Securities and Exchange Commission ("SEC"), which are available at www.maytagcorp.com. Maytag undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


ADDITIONAL INFORMATION RELATING TO THE PROPOSED MERGER WITH MAYTAG CORPORATION AND WHERE TO FIND IT:
Whirlpool  has filed and the  Securities  and Exchange  Commission  has declared effective, a registration statement on Form S-4 (File no. 333-128686), containing a definitive proxy statement/prospectus in connection with the proposed merger with Maytag Corporation. Investors are urged to read the Form S-4 and the definitive proxy statement/prospectus and any other relevant documents filed or to be filed by Whirlpool or Maytag because they contain or will contain important information. The Form S-4 and other documents filed by Whirlpool and Maytag with the SEC are available free of charge at the SEC's website (http://www.sec.gov) or from Whirlpool by directing a request to Whirlpool Corporation, 2000 North M-63, Mail Drop 2800, Benton Harbor, MI 49022-2692, Attention: Larry Venturelli, Vice President, Investor Relations or from Maytag's Website at www.maytagcorp.com. Neither this communication nor the definitive proxy statement/prospectus constitutes an offer to sell, or the solicitation of an offer to buy, Whirlpool common stock in any jurisdiction outside the United States where such offer or issuance would be prohibited; any such offer or sale will only be made in accordance with the applicable laws of such jurisdiction.

Whirlpool, Maytag and their respective directors, executive officers, and other employees may be deemed to be participating in the solicitation of proxies from Maytag stockholders in connection with the approval of the proposed transaction. Information about Whirlpool's directors and executive officers is available in Whirlpool's proxy statement, dated March 18, 2005, for its 2005 annual meeting of stockholders. Information about Maytag's directors and executive officers is available in Maytag's proxy statement, dated April 4, 2005, for its 2005 annual meeting of stockholders. Additional information about the interests of such participants is included in the Form S-4 and definitive proxy statement/prospectus referred to above.


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